Exhibit 10.3

Name:
Number of Shares of Stock subject to the Stock Option:
Exercise Price Per Share:	$
Date of Grant:
[Vesting Commencement Date:]

CAMP4 THERAPEUTICS CORPORATION
2026 INDUCEMENT PLAN
NON-STATUTORY STOCK OPTION AGREEMENT
This agreement (this “Agreement”) evidences a stock option (the “Stock Option”) granted by CAMP4 Therapeutics Corporation (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the CAMP4 Therapeutics Corporation 2026 Inducement Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.
1.Grant of Stock Option. The Company grants to the Participant on the date set forth above (the “Date of Grant”) the Stock Option to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not intended to qualify as an incentive stock option) and is granted to the Participant in connection with the Participant’s commencement of Employment.
2.Vesting. The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” with respect to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as follows: 25% of the Shares subject to the Stock Option shall vest on the first anniversary of the Vesting Commencement Date and the remaining Shares subject to the Stock Option shall vest in equal monthly installments over 36 months thereafter.
3.Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of this Agreement and the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to the estate or beneficiary of the Participant or a permitted transferee, such estate or beneficiary or permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price by cash or check, through a broker-assisted exercise program acceptable to the Administrator, or as otherwise provided in the Plan. The latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.
4.Cessation of Employment. If the Participant’s Employment ceases, except as expressly provided for in a written employment or severance agreement between the Participant and the Company (or a severance plan under which the Participant has been designated as being entitled to receive benefits) that is in effect at the time of such termination, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period described in Section 6(a)(4) of the Plan.
5.Restrictions on Transfer. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
6. Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the Stock Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further acknowledges and agrees that the Stock Option, and any proceeds received therefrom, shall be subject to recoupment to the extent the Participant is or becomes subject to (i) the Company’s Policy for Recoupment of Incentive Compensation, as the same may be amended and in effect from time to time and (ii) the terms of any other clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Stock Option. Nothing in the preceding sentence will be construed as limiting the general application of Section 9 of this Agreement.
7.Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any. No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.
8.Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.
9.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Stock Option, the Participant agrees to be bound by the terms of the Plan and this

Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.
CAMP4 THERAPEUTICS CORPORATION
By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]

Signature page to Stock Option Agreement